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                                                                         EX - 23

                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated August 11, 1999, accompanying the financial statements included in the Annual Report of Inland Entertainment Corporation on Form 10-KSB for the year ended June 30, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Inland Entertainment Corporation on Form S-8 (File Nos. 333-19743, effective January 14, 1997, 333-19745, effective January 14, 1997, 333-19747, effective
January 14, 1997, 333-44179, effective January 13, 1998 and 333-82169, effective July 2, 1999).

/s/ GRANT THORNTON LLP

Los Angeles, California
September 27, 1999